                                                                      Exhibit 21

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
                        Subsidiaries of the Registrant
                        ------------------------------

                                                                                   Name under which
Subsidiary                                     Jurisdiction                        Subsidiary does business
- ----------                                     ------------                        ------------------------
St. Anthony Publishing, Inc.                     Delaware                          - St. Anthony Publishing
                                                                                   - Center for Healthcare
                                                                                        Industry Performance Studies
                                                                                   - CHIPS

St. Anthony Healthcare Resource Group, Inc.      Delaware                            ST. Anthony Consulting Group

St. Anthony Outsourcing, Inc.                    Delaware

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